Exhibit 10.4
SUBORDINATION AND STANDSTILL AGREEMENT

THIS SUBORDINATION AND STANDSTILL AGREEMENT (this “Agreement”) is made as of October 14, 2009, by and between PROFICIO BANK, a Utah corporation (“Lender”), and the Bruce R. Robinson Trust under agreement dated March 27, 2006, Jon Brock, an individual, Robert C. Bellemare, an individual, and Knox Lawrence International, LLC, a Delaware limited liability company (each, a “Junior Creditor” and together the “Junior Creditors”).

RECITALS

A.
UTILIPOINT INTERNATIONAL, INC., a New Mexico corporation (“Utilipoint”), has executed senior subordinated debentures (the “Subordinate Notes”) to the Junior Creditors in the aggregate original principal amount of FIVE HUNDRED NINETY-ONE THOUSAND NINE HUNDRED EIGHTEEN DOLLARS AND NO/100 ($591,918.00) (the “Subordinate Loans”).

B.
Utilipoint has executed the Secured Revolving Promissory Note dated as of October 14, 2009 (the “First Note”) in the aggregate principal amount of $500,000.00 in favor of Lender, payable with interest and upon the terms and conditions described therein and in that certain Revolving Loan Agreement dated as of October 14, 2009 (the “Credit Agreement”), evidencing that certain secured loan (collectively, the “First Loan”).  The First Note is secured by, among other things, the Security Agreement dated October 14, 2009, and other documents and instruments securing the repayment of the First Loan (as such Security Agreement and other documents and instruments may be hereafter amended, extended, restated, supplemented, consolidated, renewed or otherwise modified or replaced from time to time, the “First Security Instruments”) covering the personal property described therein (the “First Loan Collateral”).  Capitalized terms used herein but not defined shall have the meanings given such terms in the Credit Agreement.

C.
Lender is unwilling to consent to the Subordinate Loans unless the rights of Junior Creditors under the Subordinate Loan Documents (as hereinafter defined) are, among other things, limited such that, except as may be expressly otherwise provided in this Agreement, (i) Junior Creditors can take no action against Utilipoint while any portion of the First Loan remains unpaid, (ii) Junior Creditors can take no action to delay any refinance, foreclosure or collection of the First Loan, and (iii) Lender will control the disposition of Junior Creditor’s claims against Utilipoint in the event of Utilipoint’s bankruptcy or debtor reorganization proceedings.

D.
Lender and Junior Creditors have agreed that the Subordinate Loan Documents are to be subordinated such that, among other things, they will provide no rights to Junior Creditors against Utilipoint or the Subordinate Loan Collateral until such time as Utilipoint owns the First Loan Collateral free and clear of the First Security Instruments and the First Loan has been repaid in full.

E.	In consideration of Lender’s consent to the Subordinate Loan and the Subordinate Security Instruments, Junior Creditors are willing to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby declared, understood and agreed as follows:

1. DEFINITIONS.

(a)	“Bankruptcy Code” means Title 11, United States Code, as amended from time to time, any successor statute thereto, and any rules promulgated pursuant thereto.

(b)	“Enforcement Action” means the commencement of any enforcement action against, or the taking of possession or control of, or the exercise of any remedies with respect to Utilipoint.

(c)
“First Loan Collateral” means all of the real, personal and other property (i) encumbered by the First Loan Documents, or (ii) securing the First Loan, and all of Utilipoint’s right, title and interest in and to such property, whether existing or acquired in the future, and all security interests, liens, claims, pledges, assignments, conveyances, endorsements and guaranties of whatever nature securing the First Loan and all products and proceeds of the foregoing.

(d)
“First Loan Documents” means the Credit Agreement, First Note and First Loan Security Instruments and any other document, agreement or instrument now or hereafter executed and delivered by or on behalf of Lender or Utilipoint in connection with the First Loan, including, without limitation, any document, agreement or instrument hereafter executed and delivered by or on behalf of Lender or Utilipoint in connection with any refinancing or replacement of the First Loan, as any of the same may be from time to time amended, extended, restated, replaced, supplemented, increased, consolidated, decreased, renewed or otherwise modified.

(e)
“Subordinate Loan Collateral” means all of the real, personal and other property (i) encumbered by the Subordinate Notes or (ii) securing the Subordinate Notes, and all of Utilipoint’s right, title and interest in and to such property, whether existing or acquired in the future, and all security interests, liens, claims, pledges, assignments, conveyances, endorsements and guaranties of whatever nature securing the Subordinate Notes and all products and proceeds of the foregoing.

(f)
“Subordinate Loan Documents” means the Subordinate Notes and any other document, agreement or instrument now or hereafter executed and delivered by or on behalf of Utilipoint in connection with the Subordinate Loans, as any of the same may (subject to the terms and conditions of this Agreement) be from time to time amended, extended, restated, replaced, supplemented, consolidated, renewed or otherwise modified (but in no event increased).

2. EFFECTIVENESS OF AGREEMENT.This Agreement shall be effective immediately upon the execution hereof by the parties hereto and shall remain in effect for only so long as both the First Loan and the Subordinate Notes remain outstanding.

3. SUBORDINATION.

(a)
Notwithstanding anything to the contrary whatsoever contained in any of the Subordinate Loan Documents or any other document or agreement related or pertaining to the Subordinate Loans, the Subordinate Loan Documents, as well as any or all of Junior Creditors’ rights and remedies under the Subordinate Loans Documents and in and to the Subordinate Loan Collateral, are hereby expressly made subject and subordinate in all respects to the First Loan, any future advances by Lender pursuant to modifications of the First Loan or to protect the First Loan Collateral or Lender’s lien thereon or rights thereto, and to all of Lender’s rights and remedies under the First Loan Documents and in and to the First Loan Collateral and to all of the terms and conditions of the First Loan Documents.  Junior Creditors hereby agree that they will not, without Lender’s express prior written consent, which consent shall be granted or withheld at the sole discretion of Lender, except as otherwise permitted pursuant to this Agreement, accept any payments on account of the Subordinate Notes, until such time as the First Loan and the First Loan Documents have been satisfied in full, as reasonably determined by Lender.

(b)
Notwithstanding the foregoing subsection (a), provided there has been no Event of Default under the First Loan Documents or no event has occurred which with notice or the passage of time, or both, would become an Event of Default under the First Loan Documents, Junior Creditors shall be permitted to accept scheduled payments of interest under the Subordinate Loan Documents to the extent provided in the Subordinate Loan Documents, and, after the public offering of the capital stock of Midas Medici Group Holdings, Inc., a Delaware corporation, shall be permitted to accept payments of principal.

Junior Creditors agree that their right to accept interest and principal payments under the Subordinate Notes shall immediately terminate upon Junior Creditors’ receipt of written notice from Lender of the occurrence of an Event of Default or the happening of an event which with notice or the passage of time, or both, would become an Event of Default under the First Loan Documents.

(c)	In addition, in furtherance of and without limiting the foregoing, Junior Creditors agree that:

(i) Junior Creditors have no interest in the First Loan Collateral other than their security interests granted in the Subordinate Security Instruments;

(ii) Junior Creditors do hereby expressly consent to and authorize, at the option of Lender, the release of all or any portion of the First Loan Collateral from the lien of the First Security Instruments, and hereby waive any equitable rights Junior Creditors might have, as a result of any refinancing of the First Loan or any release of all or any portion of the First Loan Collateral by Lender under the First Security Instruments, to require that Lender marshal the First Loan Collateral in favor of Junior Creditors and further, in the event of any foreclosure or collection action, Junior Creditors hereby expressly consent to and authorize, at the option of Lender, the sale, whether separately or together, of all or any portion of the First Loan Collateral;

(iii) All rights of Junior Creditors under the Subordinate Loan Documents and in and to the Subordinate Loan Collateral shall be expressly subject and subordinate to the rights of Lender in and to the First Loan Collateral and the proceeds thereof (including, without limitation, all obligations in the Credit Agreement, insurance proceeds and condemnation awards), and to any expenses incurred under the First Security Instruments or any of the other First Loan Documents;

(iv) Junior Creditors hereby expressly consent to and authorize, at the option of Lender, the amendment, extension, restatement, refinancing, supplementing, renewal, consolidation or other modification or replacement, in whole or in part, of all or any part of the First Loan Documents, including, without limitation, amendments or modifications increasing or decreasing the stated principal amount of the First Notes, making protective advances, increasing or decreasing the interest rate payable under the First Notes or altering any other payment terms under the First Notes.

(v) If Junior Creditors shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the First Loan Collateral, that lien, estate, right or other interest shall be subordinate to the First Security Instruments and other First Loan Documents as provided herein;

(vi) Junior Creditors hereby agree that Junior Creditors shall not agree to (i) any increases in the principal amount of the Subordinate Notes or (ii) any further advances of money to or for the benefit of Utilipoint or evidenced by the Subordinate Loan Documents, unless expressly permitted by Lender;

(vii) In no event shall any of the Subordinate Loan Documents be modified, amended, supplemented, replaced, restated, substituted for or otherwise altered in any respect without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, and any such action taken without such consent of Lender shall be of no force or effect.

(viii) If any payment or distribution or security of any character (whether in cash, securities, or other property) shall be received by a Junior Creditor out of or in connection with the First Loan Collateral in contravention of the terms of this Agreement before all of the First Loan shall have been paid in full, unless otherwise approved by Lender, such payment, distribution or security shall not be commingled with any asset of such Junior Creditor, shall be held in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Lender, for application to the payment of the First Loan remaining unpaid, until all of the First Loan shall have been paid in full, and Lender shall be entitled to specifically enforce the obligations of Junior Creditors set forth in this section and Junior Creditors hereby grant Lender a security interest in the Subordinate Loan Documents to secure the obligations of Junior Creditors in this section; and

(ix) Junior Creditors shall be bound by any written consents or waivers made by Lender under the First Loan Documents, and Junior Creditors hereby waive any and all rights of consent or approval with regard to any matters covered by or under the terms of the First Loan Documents.

4.
CERTAIN ACTIONS REGARDING SUBORDINATE LOANS.Until such time as the First Loan shall have been paid in full, together with any and all other amounts which shall be due and payable under the terms of the First Loan Documents, the First Loan Collateral shall be owned by Utilipoint free and clear of the First Security Instruments, and Junior Creditors shall not take any of the following actions with respect to the Subordinate Notes without the prior written consent of Lender and subject to Lender’s rights of priority:

(a)
Declare a default under the Subordinate Loan Documents, accelerate all or any portion of the Subordinate Notes or exercise any of their remedies (including, without limitation, any Enforcement Action) thereunder;

(b)	Commence any legal proceedings against Utilipoint or commence any Enforcement Action;

(c)	Consent to any amendment, extension, restatement, replacement, supplement, increase, consolidation or renewal of the Subordinate Loan Documents; or

(d)	Commence or consent to any bankruptcy, insolvency, reorganization or similar proceeding by or against Utilipoint.

Except as otherwise expressly provided in this Agreement, any consent required of Lender in this Agreement may be given or withheld in the sole and unfettered discretion of Lender.  Junior Creditors shall have no rights to any proceeds of a refinancing, including without limitation, any securitized or related financing or refinancing, in which rights under the First Loan Documents are sold or transferred or the First Loan is replaced until such time as the entire indebtedness evidenced or secured by the First Loan Documents and all other amounts evidenced or secured by the First Loan Documents have been paid in full.

5. BANKRUPTCY ISSUES.

(a)
This Agreement shall be applicable and enforceable both before and after the commencement, whether voluntary or involuntary, of any case by or against Utilipoint under the Bankruptcy Code and all references herein to Utilipoint shall be deemed to apply to Utilipoint as a debtor-in-possession and to any trustee in bankruptcy for the estate of Utilipoint.

(b)
In the event Lender is required under any bankruptcy or other law to return to Utilipoint, the estate in bankruptcy thereof, any third party or any trustee, receiver or other similar representative of Utilipoint any payment or distribution of assets, whether in cash, property or securities, including, without limitation, any First Loan Collateral or any proceeds of the First Loan Collateral previously received by Lender on account of the First Security Instruments (a “Reinstatement Distribution”), then to the maximum extent permitted by applicable law, this Agreement shall be reinstated with respect to any such Reinstatement Distribution.  Lender shall not be required to contest its obligation to return such Reinstatement Distribution.

(c)
Except for (i) the exercise of rights and remedies for specific performance or equitable relief to compel Utilipoint to comply with any non-payment obligations under the Subordinate Loan Documents, or (ii) any suit or action initiated or maintained by Junior Creditors within thirty (30) days of the expiration of, and solely to the extent such suit or action is necessary to prevent the running of, any applicable statute of limitations or other similar permanent restriction on claims, Junior Creditors hereby agree that Junior Creditors shall not make any election, give any consent, file any motion or take any other action in any case by or against Utilipoint under the Bankruptcy Code (each, a “Bankruptcy Action”) without the prior written consent of Lender.  Without limiting the immediately preceding sentence, and solely as a means of clarifying the foregoing, except as otherwise provided above in this Section 5(c), in no event shall Junior Creditors be permitted to take any Bankruptcy Action in connection with the Subordinate Loans and/or the Subordinate Loan Documents until the First Loan has been repaid in full.

6.
FURTHER ASSURANCES.  Junior Creditors hereby agree that, within three (3) business days after written request by Lender, Junior Creditors shall do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances and instruments as Lender may reasonably request in connection with the rights granted to Lender hereunder and in order to evidence the foregoing agreements, including, but not limited to, the execution and delivery of documents to confirm the foregoing agreements upon and with respect to any refinancing or replacement of the First Loan or the First Loan Documents.  Without limiting the foregoing, Junior Creditors agree to execute and record a short form subordination agreement with respect to any of the Junior Loan Collateral to evidence this Agreement.

7.
GOVERNING LAW.  This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, and any disputes now or hereafter arising in connection with the execution or operation of this Agreement, regardless of whether such disputes shall arise in contract, tort or otherwise, shall be governed and determined by the laws of the State of Utah, without regard to the conflicts of laws provisions thereof.  Jurisdiction and venue for purposes of this Agreement shall be solely with the state and federal courts sitting in Salt Lake City, Salt Lake County, Utah.

8.	ENTIRE AGREEMENT. This Agreement and the Revolving Note reflects the entire understanding and agreement of the parties with respect to the subject matter hereof.

9.
NOTICES. All notices and communications required or provided for hereunder for any party shall be in writing and shall be (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by private courier or other overnight delivery service, or (d) sent by telecopy (with evidence of transmittal) to the party or parties to whom such notice is required to be given, to the address set forth below (or to such other address as any party may designate from time to time in accordance with the terms of this section:

If to Bank:
Proficio Bank
420 E. South Temple, Suite 520
Salt Lake City, Utah 84111
Attention:  Terry Grant, Chief Credit & Lending Officer
Facsimile No. (801) 363-0669

With a copy to:

Thomas R. Taylor, Esq.
Holme, Roberts & Owen, LLP
299 South Main St., Suite 1800
Salt Lake City, Utah 84111
Facsimile No. (801) 521-9639

Junior Creditors:

Bruce R. Robinson Trust
60 Paako Dr.
Sandia Park, NM 87047
Facsimile No. (505) 281-0871

Jon Brock
5705 Evening Star Dr NE
Albuquerque, NM 87111
Facsimile No. (505) 792-6011

Robert Bellemare
40 Sandia Haven Drive
Cedar Crest, NM 87008
Facsimile No. (866) 570-2103

Knox Lawrence International, LLC
Attention: Johnson Kachidza
445 Park Avenue, 20th Floor
New York, NY 10022
Facsimile No. (212) 202-4168

With a copy to: (for KLI)

Steven H. Lang, Esq.
360 Venture Law (Shmalo Lang) LLP
P.O. Box 77365
Atlanta, GA 30357
Facsimile No. (404) 420-2169

A notice delivered personally shall be effective upon receipt.  A notice delivered by private courier or other overnight delivery service shall be effective on the day delivered (or the day on which delivery is refused in the event delivery is refused).  A notice delivered by certified or registered mail shall be effective on the third business day after the day of mailing.  A notice sent by telecopy shall be effective twenty-four (24) hours after the dispatch thereof.

10.
CHANGES TO THIS AGREEMENT; CAPTIONS.  This Agreement may not be changed, terminated or modified except by an agreement in writing, signed by each of the parties hereto.  The various captions and headings contained herein are for convenience only and shall not be deemed or construed to limit, modify, alter or impair the meaning of any section or provision contained in this Agreement.

11.
NO THIRD PARTY BENEFICIARY. No person or entity (including, without limitation, Utilipoint) is intended to be a third party beneficiary of, and no one other than Lender and Junior Creditors and their respective successors and assigns (including, without limitation, any holder of a replacement of the First Loan) shall have any rights under, this Agreement.

12.
ASSIGNMENT; SUCCESSORS AND ASSIGNS  Lender may assign the First Notes and the other First Loan Documents without restriction.  Lender may assign its rights and obligations under this Agreement to any subsequent holder of the First Notes.  Junior Creditors may not assign the Subordinate Loans or any of the Subordinate Loan Documents.  This Agreement shall be binding upon and shall inure to the benefit of Lender and Junior Creditors and their respective successors and assigns.

13.
NO PARTNERSHIP.  This Agreement shall not in any respect be interpreted, deemed or construed as making any Junior Creditor a partner or joint venturer with any other person or entity, including, without limitation, Lender or Utilipoint, nor shall it be construed as making any Junior Creditor the agent or representative of Lender or Utilipoint nor Lender or Utilipoint the agent or representative of any Junior Creditor.

14.	COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

15.
CONSTRUCTION. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be constructed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof shall arise favoring or disfavoring either party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

16.
ATTORNEYS FEES.  If any lawsuit is brought to enforce this Agreement or in connection with any breach or violation hereof, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses, including, without limitation, all reasonable attorneys’ fee and expenses.

[Signatures on following pages]

IN WITNESS WHEREOF, Lender and Junior Creditors have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER” PROFICIO BANK, a Utah corporation By:/s/ Terry L. Grant Name: Terry L. Grant Title: Chief Credit and Lending Officer

“JUNIOR CREDITORS”
KNOX LAWRENCE INTERNATIONAL, LLC,
a Delaware limited liability company

By:/s/ Johnson Kachidza
Name: Johnson Kachidza
Title:  Managing Principal

The Bruce R. Robinson Trust, under agreement dated March 27, 2006

By:/s/ Bruce R. Robinson
Name: Bruce R. Robinson
Title: Trustee

/s/ John Brock
JON BROCK

/s/ Robert C. Bellemare
ROBERT C. BELLEMARE

IN WITNESS WHEREOF, Utilipoint has executed this Agreement as of the date set forth in the introductory paragraph of this Agreement, solely for the purpose of acknowledging the same and its obligations hereunder.

“UTILIPOINT” UTILIPOINT INTERNATIONAL, INC, a New Mexico corporation By/s/ Nana Baffour Name: Nana Baffour Title: Chief Executive Officer